EXHIBIT (10)G

Base Salaries for Named Executive Officers

On November 30, 2006, the Compensation Committee set the 2007 annual base salaries for the following 2007 named executive officers of FNB Corporation, effective January 1, 2007.

A comparison of 2007 and 2006 base salaries for these named executive officers follows:


Name                   Title                                  Base Salary
                                                            2006       2007

William P. Heath, Jr.  President and Chief Executive      $273,000   $286,650
                       Officer
Daniel A. Becker       Executive Vice President and       $151,720   $151,720
                       Chief Financial Officer
Gregory W. Feldmann    Chief Operating Officer, Market    $170,000   $187,008
                       President (Roanoke Valley), and
                       Director of Wealth Management
David W. DeHart        Market President (New River        $144,000   $149,760
                       Valley) and Director of
                       Commercial Banking
Keith J. Houghton      Executive Vice President and       $140,600   $154,668
                       Chief Risk Officer
William B. Littreal    Executive Vice President (1)          --      $150,000


(1) On January 29, 2007, the Corporation announced that Mr. William B. Littreal was hired as Executive Vice President. Mr. Littreal will assume the additional role of Chief Financial Officer upon Mr. Daniel A. Becker's retirement in March 2007.